Exhibit 99.1

Intapp Announces Third Quarter Fiscal Year 2022 Financial Results

•	Third quarter SaaS and support revenue of $49.8 million, up 35% year-over-year
•	Third quarter total revenue of $69.7 million, up 25% year-over-year
•	Cloud annual recurring revenue (ARR) of $147.8 million, up 49% year-over-year

PALO ALTO, Calif., May 11, 2022 – Intapp, Inc. (NASDAQ: INTA), a leading provider of industry-specific, cloud-based software solutions that enable connected professional and financial services firms, announced its financial results for the third quarter of fiscal year 2022 ended March 31, 2022. Intapp also provided its outlook for the fourth quarter of fiscal year 2022, while raising its guidance for the full fiscal year of 2022.

“We continue to see professional and financial services firms embrace the cloud and adopt our purpose-built solutions,” said John Hall, CEO of Intapp. “We are increasingly confident in Intapp’s ability to lead digital transformation in this industry, helping our clients leverage the power of the cloud to accelerate the growth of their businesses.”

Third Quarter of Fiscal Year 2022 Financial Highlights

•	SaaS and support revenue was $49.8 million, representing a 35% year-over-year increase compared to the third quarter of fiscal year 2021.
•	Total revenue was $69.7 million, representing a 25% year-over-year increase compared to the third quarter of fiscal year 2021.
•

Cloud ARR was $147.8 million as of March 31, 2022, an increase of 49% year-over-year compared to Cloud ARR as of March 31, 2021. Cloud ARR represented 58% of total ARR as of March 31, 2022, as compared to 49% as of March 31, 2021.

•	Total ARR was $253.5 million as of March 31, 2022, an increase of 26% year-over-year compared to Total ARR as of March 31, 2021.
•

GAAP operating loss was $28.7 million, compared to a GAAP operating loss of $4.1 million in the third quarter of fiscal year 2021, primarily reflecting an increase in non-cash stock compensation expense.

•	Non-GAAP operating loss was $2.2 million, compared to a non-GAAP operating profit of $1.9 million in the third quarter of fiscal year 2021.
•

GAAP net loss attributable to common stockholders was $28.7 million, compared to a GAAP net loss attributable to common stockholders of $14.0 million in the third quarter of fiscal year 2021, primarily reflecting an increase in non-cash stock compensation expense.

•	Non-GAAP net loss attributable to common stockholders was $2.3 million, compared to a non-GAAP net loss attributable to common stockholders of $4.1 million in the third quarter of fiscal year 2021.

•

GAAP net loss per share attributable to common stockholders was $0.47, compared to a GAAP net loss per share attributable to common stockholders of $0.49 in the third quarter of fiscal year 2021. Net loss per share attributable to common stockholders for the three months ended March 31, 2022 includes, on a weighted-average basis, 19.0 million shares of common stock issued upon the conversion of convertible preferred stock and 12.1 million shares of common stock issued upon the completion of our initial public offering.

•

Non-GAAP net loss per share attributable to common stockholders was $0.04, compared to a non-GAAP net loss per share attributable to common stockholders of $0.14 in the third quarter of fiscal year 2021.

Balance Sheet and Cash Flow Highlights

•	Cash and cash equivalents were $42.7 million as of March 31, 2022, compared to $37.6 million as of June 30, 2021.
•

For the nine months ended March 31, 2022, cash provided by operating activities was $4.6 million, compared to cash used in operating activities of $2.1 million for the nine months ended March 31, 2021.

Business Highlights

•	We served more than 2,050 clients, 484 of which each generated more than $100,000 of ARR.
•

Our trailing twelve months’ net revenue retention rate was above our expected range of 108% to 112% for the third quarter in a row. We are raising our guidance to an expected range of 110% to 114% on a go-forward basis.

•	We announced a strategic partnership with Microsoft to accelerate cloud adoption in the professional and financial services industry.

•	We expanded our global footprint, adding new clients including Nordic law firm Hannes Snellman, South African firm Cliffe Dekker Hofmeyr and Pan-Asian firm ADV Partners.

•	Our DealCloud platform was named the winner of two 2022 Private Equity Wire European Awards: Best Fundraising Technology and Best Deal Origination Technology.

•	Our Intapp OnePlace solution was named 2022 Legal Technology Trailblazer by The National Law Journal.

Fourth Quarter and Full Fiscal Year 2022 Outlook

Fiscal 2022 Outlook
	Fourth Quarter	Fiscal Year
SaaS and support revenue (in millions)	$51.0 - $52.0	$191.0 - $192.0
Total revenue (in millions)	$71.0 - $72.0	$267.5 - $268.5
Non-GAAP operating loss (in millions)	$4.0 - $5.0	$7.0 - $8.0
Non-GAAP net loss per share	$0.07 - $0.08	$0.15 - $0.16

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The information presented above includes non-GAAP financial measures such as “non-GAAP operating profit (loss),” “non-GAAP net loss,” and “non-GAAP net loss per share.”  Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.

Webcast

Intapp will host a conference call for analysts and investors on Wednesday, May 11, 2022, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp makes the connected firm possible. We provide cloud software solutions that address the unique operating challenges and regulatory requirements of the global professional and financial services industry. Our solutions help more than 2,050 of the world’s premier private capital, investment banking, legal, accounting, and consulting firms connect their most important assets: people, processes, and data. As part of a connected firm, professionals gain easy access to the information they need to win more business, increase investment returns, streamline deal and engagement execution, and strengthen risk management and compliance.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full year of fiscal year 2022, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our inability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events, such as the COVID-19 pandemic and Russia’s invasion of Ukraine, on the U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products, sales and implementation cycles, and the health of our clients' and partners' businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, particularly adverse to our targeted industries; the length and variability of our sales cycle; our ability to attract and retain customers; our ability to compete in highly competitive markets; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; our ability to incur indebtedness in the future; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2021 filed with the Securities and Exchange Commission, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating profit (loss), non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, change in fair value of contingent consideration, acquisition-related transaction costs, and non-cash cumulative preferred dividends. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include total ARR, Cloud ARR and net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premises subscription contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365.

Net revenue retention rate is calculated by starting with the ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period ARR. We then calculate the ARR from these same clients as of the current fiscal period, or current period ARR. We then divide the current period ARR by the prior period ARR to calculate the net revenue retention rate.

We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization of intangible assets. A reconciliation of non-GAAP guidance measures to the most directly comparable GAAP financial measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense and amortization of intangible assets that may be incurred in the future. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the estimated weighted average shares outstanding for the period.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

David.trone@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

Ali.robinson@intapp.com

Intapp, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Revenues
SaaS and support	$49,808	$36,888	$140,267	$104,644
Subscription license	10,904	11,784	30,811	31,530
Total recurring revenues	60,712	48,672	171,078	136,174
Professional services	8,951	6,976	25,472	17,202
Total revenues	69,663	55,648	196,550	153,376
Cost of revenues
SaaS and support	13,490	10,826	37,007	29,981
Total cost of recurring revenues	13,490	10,826	37,007	29,981
Professional services	12,510	8,795	34,922	24,050
Total cost of revenues	26,000	19,621	71,929	54,031
Gross profit	43,663	36,027	124,621	99,345
Gross margin	62.7%	64.7%	63.4%	64.8%
Operating expenses:
Research and development	20,425	13,036	54,781	37,136
Sales and marketing	28,759	16,407	81,244	47,217
General and administrative	23,175	10,729	65,222	28,310
Total operating expenses	72,359	40,172	201,247	112,663
Operating loss	(28,696)	(4,145)	(76,626)	(13,318)
Loss on debt extinguishment	—	—	(2,407)	—
Interest expense	(39)	(5,850)	(236)	(18,524)
Other income (expense), net	(272)	(58)	188	1,317
Net loss before income taxes	(29,007)	(10,053)	(79,081)	(30,525)
Income tax benefit (expense)	271	(64)	990	(329)
Net loss	(28,736)	(10,117)	(78,091)	(30,854)
Less: cumulative dividends allocated to preferred stockholders	—	(3,881)	—	(11,581)
Net loss attributable to common stockholders	$(28,736)	$(13,998)	$(78,091)	$(42,435)
Net loss per share attributable to common stockholders, basic and diluted	$(0.47)	$(0.49)	$(1.28)	$(1.54)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	61,564	28,741	60,868	27,588

Intapp, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	March 31, 2022	June 30, 2021
Assets
Current assets:
Cash and cash equivalents	$42,685	$37,636
Restricted cash	3,528	3,827
Accounts receivable, net of allowance for doubtful accounts of $1,235 and $764 as of March 31, 2022 and June 30, 2021, respectively	47,029	48,573
Unbilled receivables, net	8,534	6,840
Other receivables, net	1,403	858
Prepaid expenses	8,323	9,591
Deferred commissions, current	8,989	6,551
Total current assets	120,491	113,876
Property and equipment, net	11,674	10,674
Goodwill	261,791	262,270
Intangible assets, net	42,212	52,349
Deferred commissions, noncurrent	11,938	10,414
Other assets	1,445	10,244
Total assets	$449,551	$459,827
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,546	$2,198
Accrued compensation	29,758	29,218
Accrued expenses	7,220	9,953
Deferred revenue, net	121,546	107,893
Other current liabilities	20,734	22,621
Total current liabilities	181,804	171,883
Deferred tax liabilities	4,621	5,705
Long-term deferred revenue, net	1,780	1,908
Other liabilities	3,939	18,170
Debt, net	—	275,593
Total liabilities	192,144	473,259
Convertible preferred stock, $0.001 par value per share, zero and 19,870,040 shares authorized as of March 31, 2022 and June 30, 2021, respectively; zero and 19,034,437 shares issued and outstanding as of March 31, 2022 and June 30, 2021, respectively; liquidation preference of $0 and $203,340 as of March 31, 2022 and June 30, 2021, respectively	—	144,148
Stockholders’ equity (deficit)
Preferred stock, $0.001 par value per share, 50,000,000 and zero shares authorized as of March 31, 2022 and June 30, 2021, respectively; no shares issued or outstanding as of March 31, 2022 and June 30, 2021	—	—
Common stock, $0.001 par value per share, 700,000,000 and 65,000,000 shares authorized as of March 31, 2022 and June 30, 2021, respectively; 62,150,552 and 29,444,577 shares issued and outstanding as of March 31, 2022 and June 30, 2021, respectively	62	29
Additional paid-in capital	622,490	128,943
Accumulated other comprehensive loss	(996)	(494)
Accumulated deficit	(364,149)	(286,058)
Total stockholders’ equity (deficit)	257,407	(157,580)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$449,551	$459,827

Intapp, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Cash Flows from Operating Activities:
Net loss	$(28,736)	$(10,117)	$(78,091)	$(30,854)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,354	3,347	12,510	9,910
Amortization of deferred financing costs	38	267	75	852
Provision for doubtful accounts	210	309	804	377
Stock-based compensation	22,827	3,398	62,295	12,223
Loss on debt extinguishment	—	—	2,407	—
Change in fair value of contingent consideration, including unrealized foreign exchange gain	125	—	(364)	—
Payment of contingent consideration in excess of acquisition date fair value	(279)	—	(279)	—
Deferred income taxes	(475)	(68)	(1,084)	(390)
Other	(7)	20	32	20
Changes in operating assets and liabilities:
Accounts receivable	(6,596)	3,075	557	(4,999)
Unbilled receivables, current	(1,633)	(587)	(1,694)	1,784
Prepaid expenses and other assets	(750)	(781)	782	346
Deferred commissions	(606)	(938)	(3,962)	(2,215)
Accounts payable and accrued liabilities	5,786	2,965	2,108	890
Deferred revenue, net	3,503	1,406	13,525	11,750
Other liabilities	284	(455)	(5,051)	(1,771)
Net cash provided by (used in) operating activities	(1,955)	1,841	4,570	(2,077)
Cash Flows from Investing Activities:
Purchases of property and equipment	(165)	(36)	(281)	(2,394)
Capitalized internal-use software costs	(1,114)	(669)	(3,052)	(1,641)
Net cash used in investing activities	(1,279)	(705)	(3,333)	(4,035)
Cash Flows from Financing Activities:
Payments on borrowings	—	—	(278,000)	(5,000)
Proceeds from initial public offering, net of underwriting discounts	—	—	292,758	—
Payments for deferred offering costs	—	(1,469)	(4,358)	(1,591)
Proceeds from common stock issuance	—	—	—	29,020
Proceeds from stock option exercises	4,187	7,301	8,070	14,589
Payments related to tax withholding for vested equity awards	(3,913)	—	(3,913)	—
Payment of deferred financing costs	—	—	(769)	—
Payment of contingent consideration	(10,435)	—	(10,435)	—
Repurchase of common stock	—	—	—	(1,892)
Net cash provided by (used in) financing activities	(10,161)	5,832	3,353	35,126
Effect of foreign exchange rates on cash and cash equivalents	(143)	775	160	874
Net increase (decrease) in cash, cash equivalents and restricted cash	(13,538)	7,743	4,750	29,888
Cash, cash equivalents and restricted cash - beginning of period	59,751	65,304	41,463	43,159
Cash, cash equivalents and restricted cash - end of period	$46,213	$73,047	$46,213	$73,047
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$42,685	$71,332	$42,685	$71,332
Restricted cash	3,528	1,715	3,528	1,715
Total cash, cash equivalents and restricted cash	$46,213	$73,047	$46,213	$73,047

Intapp, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(Unaudited, in thousands, except per share data and percentages)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP gross profit

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Gross profit	$43,663	$36,027	$124,621	$99,345
Adjusted to exclude the following (as related to cost of revenues):
Stock-based compensation	1,228	264	3,166	827
Amortization of intangible assets	1,964	1,628	5,891	5,061
Non-GAAP gross profit	$46,855	$37,919	$133,678	$105,233
Non-GAAP gross margin	67.3%	68.1%	68.0%	68.6%

Non-GAAP operating expenses

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Research and development	$20,425	$13,036	$54,781	$37,136
Stock-based compensation	(5,136)	(941)	(13,771)	(3,019)
Non-GAAP research and development	$15,289	$12,095	$41,010	$34,117

Sales and marketing	$28,759	$16,407	$81,244	$47,217
Stock-based compensation	(7,330)	(997)	(20,687)	(3,828)
Amortization of intangible assets	(1,448)	(993)	(3,927)	(2,977)
Non-GAAP sales and marketing	$19,981	$14,417	$56,630	$40,412

General and administrative	$23,175	$10,729	$65,222	$28,310
Stock-based compensation	(9,133)	(1,196)	(24,671)	(5,055)
Amortization of intangible assets	(106)	—	(319)	—
Change in fair value of contingent consideration	—	—	(727)	—
Acquisition-related transaction costs	(125)	—	(206)	—
Non-GAAP general and administrative	$13,811	$9,533	$39,299	$23,255

Non-GAAP operating profit (loss)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Operating loss	$(28,696)	$(4,145)	$(76,626)	$(13,318)
Adjusted to exclude the following (including the portion related to total cost of revenues):
Stock-based compensation	22,827	3,398	62,295	12,729
Amortization of intangible assets	3,518	2,621	10,137	8,038
Change in fair value of contingent consideration	—	—	727	—
Acquisition-related transaction costs	125	—	206	—
Non-GAAP operating profit (loss)	$(2,226)	$1,874	$(3,261)	$7,449

Non-GAAP net loss

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Net loss attributable to common stockholders	$(28,736)	$(13,998)	$(78,091)	$(42,435)
Adjusted to exclude the following (including the portion related to cost of revenues):
Stock-based compensation	22,827	3,398	62,295	12,729
Amortization of intangible assets	3,518	2,621	10,137	8,038
Change in fair value of contingent consideration	—	—	727	—
Acquisition-related transaction costs	125	—	206	—
Non-cash cumulative preferred dividends	—	3,881	—	11,581
Non-GAAP net loss attributable to common stockholders	$(2,266)	$(4,098)	$(4,726)	$(10,087)

GAAP net loss per share attributable to common stockholders	$(0.47)	$(0.49)	$(1.28)	$(1.54)
Non-GAAP net loss per share attributable to common stockholders	$(0.04)	$(0.14)	$(0.08)	$(0.37)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	61,564	28,741	60,868	27,588